UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

Skyworks Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-05560	04-2302115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Sylvan Road, Woburn, MA	01801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 376-3000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 5, 2015, Skyworks Solutions, Inc. (the “Company” or “Skyworks”), and its newly formed, wholly owned subsidiary, Amherst Acquisition, Inc. ( “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PMC-Sierra, Inc. (“PMC”), providing for, subject to the terms and conditions of the Merger Agreement, the acquisition of PMC by the Company at a price of $10.50 per share in cash (the “Merger Consideration”) through the merger of Merger Sub into PMC (the “Merger”), with PMC surviving the Merger as a wholly owned subsidiary of the Company.

At the effective time of the Merger, each share of PMC’s common stock issued and outstanding immediately prior to the effective time (other than shares owned by (i) the Company, PMC or any of their respective subsidiaries (which will be cancelled) or (ii) stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be converted into the right to receive $10.50 in cash, without interest.

As a result of the Merger, (i) each vested in-the-money stock option and restricted stock unit will be cancelled in exchange for the right to receive the Merger Consideration (less any amounts withheld and, in the case of options, the exercise price of such options), and (ii) each unvested stock option, out-of-the-money stock option (whether vested or unvested) and unvested restricted stock unit (including unvested performance stock units) will be assumed by the Company and converted, as applicable, into stock options and restricted stock units of Skyworks, on the basis of an exchange ratio based on the Merger Consideration and the Company’s stock price prior to the Merger, which converted stock options and restricted stock units shall retain the same vesting terms (except that performance stock units will be subject only to time-based vesting conditions following the Merger).

The Merger Agreement contains customary representations and warranties from both PMC and the Company. It also contains customary covenants, including covenants providing for each of the parties to use its reasonable best efforts to cause the Merger to be consummated, and covenants requiring PMC (i) subject to certain exceptions, to carry on its business in all material respects in the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to initiate, solicit, seek or knowingly facilitate or encourage the making of any inquiries, proposals or offers relating to alternate transactions or, subject to certain exceptions, to engage in any discussions or negotiations with respect thereto.

Completion of the Merger is subject to customary closing conditions, including receipt of required regulatory approvals, approval by PMC’s stockholders and the absence of a material adverse effect on PMC.  The Company’s and PMC’s obligations are not subject to any financing condition.

The Merger Agreement contains certain termination rights and provides that, upon termination of the Merger Agreement under specified circumstances, including, but not limited to, termination of the Merger Agreement by the Company following a change in the recommendation of the board of directors of PMC, PMC’s knowing and intentional material breach of PMC’s non-solicitation obligations or a termination of the Merger Agreement by PMC to enter into an agreement to enter into a definitive agreement for a “superior proposal,” PMC will pay to the Company a cash termination fee of $70 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, PMC, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company and Merger Sub, on the one hand, and by PMC, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules delivered by each party in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company and Merger Sub, on the one hand, and PMC, on the other hand. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company at the time they were made or otherwise.

In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or PMC’s public disclosures.

Commitment Letter

In connection with the Merger Agreement, the Company entered into a debt commitment letter (the “Commitment Letter”), dated as of October 5, 2015, with Barclays Bank PLC (the “Commitment Party”), pursuant to which, among other things, the Commitment Party has committed to provide the Company with a senior secured term loan facility in an aggregate principal amount of $1,857,000,000 (the “Term Facility”) to finance, in part, the acquisition of PMC (the “Financing”).  The Term Facility will be secured by a first-priority security interest in substantially all of the assets of the Company and its domestic subsidiaries, subject to certain exclusions. Pursuant to the Merger Agreement, PMC has agreed to use reasonable best efforts to provide cooperation to the Company in connection with the Financing.  The Commitment Party’s commitment to provide the Financing is subject to certain conditions, including consummation of the Merger in accordance with the Merger Agreement; the negotiation and execution of definitive documentation consistent with the Commitment Letter; delivery of certain pro forma and other financial information; subject to certain limitations, the absence of a material adverse effect on PMC; the accuracy of specified representations and warranties of PMC in the Merger Agreement and specified representations and warranties of the Company to be set forth in the definitive loan documents; and other customary closing conditions.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On October 5, David J. Aldrich, Chairman and Chief Executive Officer of the Company, sent a letter to employees of the Company with respect to the proposed Merger, the full text of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On October 6, 2015, the Company and PMC sent a joint letter to Skyworks and PMC customers and partners, the full text of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On October 6, 2015, the Company distributed to employees of Skyworks an Employee Q&A Relating to the Announcement of the Merger Agreement, the full text of which is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed on the Exhibit Index hereto are filed as part of this Current Report on Form 8-K.

Important Additional Information Will Be Filed with the Securities and Exchange Commission

PMC plans to file with the SEC and mail to its stockholders a proxy statement in connection with the Merger.  Additionally, PMC will file other relevant materials with the SEC in connection with the transaction.  The proxy statement and other relevant materials will contain important information about Skyworks, PMC, the Merger and related matters.  Investors and security holders are urged to read the proxy statement and the other relevant materials carefully when they become available before making any voting or investment decision with respect to the proposed Merger because they will contain important information about the Merger and the parties to the Merger.

Investors and security holders will be able to obtain free copies of the proxy statement and relevant other documents filed with the SEC by Skyworks and PMC through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement and the other relevant documents filed with the SEC by PMC from PMC by contacting Joel Achramowicz at (408) 239-8630.

Skyworks and PMC, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement.  Information regarding Skyworks’ directors and executive officers is contained in Skyworks’ Form 10-K for the year ended October 3, 2014 and its proxy statement dated April 8, 2015.  Information regarding PMC’s directors and executive officers is contained in PMC’s Form 10-K for the year ended December 27, 2014 and its proxy statement dated March 20, 2015, which are filed with the SEC.  Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Safe Harbor for Forward-Looking Statements

Certain statements made herein are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include without limitation information regarding the proposed transaction between Skyworks and PMC, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Skyworks or PMC managements’ future expectations, beliefs, goals, plans or prospects.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will,” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.

These risks, uncertainties and other important factors include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that could be instituted against PMC or its directors or Skyworks related to the Merger Agreement; the inability to complete the Merger due to the failure to obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including the receipt of all regulatory approvals related to the Merger; the failure of Skyworks to obtain the necessary financing arrangements set forth in the debt commitment letter delivered pursuant to the Merger Agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC, including, but not limited to, those detailed in Skyworks’ Annual Report on Form 10-K for the year ended October 3, 2014 and its most recent quarterly report filed with the SEC and in PMC’s Annual Report on Form 10-K for the year ended December 27, 2014 and its most recent quarterly report filed with the SEC.  The forward-looking statements contained herein are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWORKS SOLUTIONS, INC.

Date: October 6, 2015	/s/ Mark V.B. Tremallo
Mark V.B. Tremallo
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
2.1

Agreement and Plan of Merger, by and among Skyworks Solutions, Inc., Amherst Acquisition, Inc. and PMC-Sierra, Inc., dated October 5, 2015 (the Company hereby agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request)

10.1	Commitment Letter by and between Skyworks Solutions, Inc., and Barclays Bank PLC, dated as of October 5, 2015

99.1	Letter from David J. Aldrich to Skyworks Employees, dated October 5, 2015

99.2	Joint Letter to Skyworks and PMC Customers and Partners, distributed by Skyworks on October 6, 2015

99.3	Skyworks Employee Q&A Relating to Announcement of the Merger Agreement, dated October 6, 2015